                                                                   Exhibit 10.16

                               THIRD AMENDMENT TO
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT

         This Third Amendment to Warehousing Credit and Security Agreement (this "Amendment"), is entered into as of the 15th day of December 1998, by and between CONSTRUCTION PORTFOLIO FUNDING, INC., a Texas corporation (the "Company"), and BANK UNITED, a federal savings bank ("Lender"). Capitalized terms used but not defined herein have the meanings assigned to them in that certain Warehousing Credit and Security Agreement (the "Credit Agreement") dated effective as of December 30, 1997, by and between the Company and Lender, as the same has been or may be amended or supplemented from time to time.

         Section 1. Recitals. The Company and Lender desire to amend the Credit Agreement, subject to the terms and conditions of this Amendment. Therefore, The Company and Lender hereby agree as follows, intending to be legally bound:

         Section 2. Amendments. The Credit Agreement is hereby amended and supplemented as follows:

         (a) Section 1.1 of the Credit Agreement is hereby amended by the amendment or addition of the following definitions:

                           All references to the "Construction Policies and
                  Procedures Manual" shall hereafter be references to "Credit and Underwriting Policies for Real Estate Lending," a copy of which is attached hereto as Exhibit B.

                           "Aged Loans" means, collectively, (a) any Residential
                  Construction Loan for any Sold Home and Speculative Home included in Collateral for a period of more than three hundred sixty (360) days, (b) any Residential Construction Loan for Model Homes included in Collateral for a period of more than six hundred thirty (630) days, (c) any Residential A&D Loan included in Collateral for a period of more than six hundred thirty (630) days, and (d) any Commercial Mortgage Loan included in the Collateral for a period of more than three hundred sixty-five (365) days.

                           "Appraisal" means (a) with respect to each Home to be
                  constructed under any Residential Construction Loan, a current fair market value appraisal, accepted by the Company in accordance with the Construction Loan Agreement, that appraises on a "completed value" basis the Home to be constructed on a specified Lot; (b) with respect to any Lot under any Residential Construction Loan or any Residential Land under any residential A&D Loan, a current fair market value appraisal of such Lot or Residential Land; (c) with respect to any Consumer Lot Loan, a current fair market appraisal of the lot to be acquired with proceeds of such Consumer Lot Loan; (d) with respect to any Consumer Construction Loan, a current fair market value appraisal that appraises on a "completed value" basis the Home to be constructed from the proceeds of such Consumer Construction Loan and the lot on which such Home is located; and (e) with respect to any Commercial Mortgage Loan, a current fair market value appraisal of the real property (including all improvements thereon) securing such Commercial Mortgage Loan; each of the foregoing appraisals must satisfy the appraisal requirements of the Office of Thrift Supervision ("OTS") pertaining to that particular loan, as amended from time to time, provided, however, that the Company shall not have any obligation to conform to any changes in the OTS appraisal requirements occurring after the effective date herewith unless Lender has notified the Company in writing of such changes.

                           "Appraisal Value" means (a) with respect to each Lot
                  and Home to be constructed thereon under any Residential Construction Loan, the fair market value of such Lot and Home, upon one hundred percent (100%) completion of all construction thereof in accordance with the Plans and Specifications for such Home plus lot value for such Lot, all as determined by the Appraisal; (b) with respect to a Lot on which a Home is to be constructed thereon under any Residential Construction Loan, the fair market value attributable to such Lot in the Appraisal; (c) with respect to Residential Land under any Residential A&D Loan, the fair market value attributable to such Residential Land in the Appraisal; (d) with respect to each Lot and Home to be constructed thereon under any Consumer Construction Loan, the fair market value of such Lot and Home, upon one hundred percent (100%) completion of all construction of such Home plus lot value for such Lot, all as determined by the Appraisal; (e) with respect to a Lot on which a Home is to be constructed thereon under any Consumer Lot Loan, the fair market value attributable to such Lot in the Appraisal; and
                  (f) with respect to the property securing a Commercial Mortgage Loan, the fair market value of such property and all improvements thereon, all as determined by the Appraisal.

                           "Assignment Documents" means originals of such
                  instruments, documents, agreements, assignments, certificates, UCC Financing Statements, allonges or endorsements, in form and substance satisfactory to Lender in Lender's sole discretion, which Lender reasonably determines are necessary or appropriate to evidence and/or effectuate the assignment to Lender of all of the Company's right, title and interest in and to any and all Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, Consumer Lot Loans, and Commercial Mortgage Loans in respect of which Advances have been made by the Lender hereunder, including, without limitation, all Consumer Loan Documents evidencing Consumer Construction Loans and Consumer Lot Loans, all Construction Loan Documents evidencing such Residential Construction Loans and Residential A&D Loans, and all Commercial Loan Documents evidencing Commercial Mortgage Loans, and the proceeds thereof and Lender's perfection of a valid first priority lien thereon or therein, including, without limitation, the UCC Financing Statement.

                           "Commercial Loan Documents" shall mean, with respect
                  to any Commercial Mortgage Loan, any and all agreements or instruments now or hereafter executed and delivered by any Person in connection with, or as security for the payment or


--------------------------------------------------------------------------------
                  performance of such Commercial Mortgage Loan, as such Commercial Loan Documents may be supplemented, modified, or amended.

                           "Commercial Loan Guidelines" means guidelines for
                  commercial loans set forth in the "Credit and Underwriting Policies for Real Estate Lending," a copy of which is attached hereto as Exhibit B.

                           "Commercial Mortgage Loan" shall mean any Mortgage
                  Loan that (a) is evidenced by a Mortgage Note secured by a First Mortgage covering improved commercial real property, (b) has closed not more than ninety (90) days prior to the date of any determination, (c) is not in default in the payment of principal and interest or in the performance of any obligation under the note or mortgage evidencing or securing such loan for a period greater than thirty (30) days, (d) is not in foreclosure or subject to any claim for any credit, allowance, or adjustment, and (e) complies with the Commercial Loan Guidelines and the requirements of the Credit and Underwriting Policies in all material respects.

                           "Commercial Note" means a promissory note executed by
                  any Person to the Company (or otherwise payable to the Company) to evidence a Commercial Mortgage Loan, as such note may be from time to time renewed, extended, rearranged, modified, amended, restated, or replaced.

                           "Eligible Commercial Loan" means a Commercial
                  Mortgage Loan that, at all times during the term of this Agreement, (a) is evidenced by Commercial Loan Documents that are substantially in the forms previously approved, in writing, by the Lender in its reasonable discretion; (b) is validly pledged to the Lender, subject to no other Liens; (c) is not in default in the payment of principal and interest for a period of more than thirty (30) days; (d) is not in default in the performance of any obligation under the Commercial Loan Documents evidencing or securing such Eligible Commercial Loan, that has not been cured by the borrower; (e) is not subject to a bankruptcy or an act of fraud by the borrower under such Eligible Commercial Loan, as the case may be; (f) complies with all applicable Commercial Loan Guidelines in all material respects, (g) is for a loan amount that does not exceed its Loan Value; and (h) may not comply with all of the foregoing terms but is otherwise on terms acceptable to the Lender in its sole discretion as indicated by Lender's specific written or oral waiver of non-compliance with such foregoing terms.

                           "The definition of "Loan Value" is supplemented by
                  the addition of the following subsection (f):

                           "(f) with respect to each Commercial Mortgage Loan, the least of (i) the Appraisal Value of the real property (including all improvements thereon) securing such Commercial Mortgage Loan; (ii) the original principal amount of the Commercial Note evidencing such Commercial Mortgage Loan; or (iii)


--------------------------------------------------------------------------------
                           the outstanding principal balance of the Commercial Note evidencing such Commercial Mortgage Loan."

                           "Pledged Mortgage" means any Residential Construction
                  Loan, Residential A&D Loan, Aged Loan, Consumer Construction Loan, Consumer Lot Loan or Commercial Mortgage Loan, included in the Collateral.

                           "Request for Advance" means, for Mortgage Loans that
                  are not Commercial Mortgage Loans, a disbursement request summary accompanied by a Warehouse Loan Balance Summary, substantially in the form of Exhibits "L", "M" and "R", respectively, attached hereto, specifying the amount of the requested Advance, the Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, Consumer Lot Loans, and Commercial Mortgage Loans, and (if not a Commercial Mortgage Loan) the construction costs specified in the applicable Construction Costs Schedule relating to such loans that will be funded with the proceeds of such Advance and a request that Lender make such Advance in accordance with the terms of this Agreement. Notwithstanding the foregoing, if the Advance is to be made against a Commercial Mortgage Loan, "Request for Advance" shall mean the Form attached hereto as Exhibit R, accompanied by documentation set forth in Exhibit A-1 attached hereto.

                           "Termination Date" shall mean June 14, 1999, or such
                  earlier date upon which Lender's obligation to fund shall be terminated pursuant to the terms of this Agreement.

                           "Year 2000 Issue" shall mean the failure of computer
                  software, hardware, and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit, or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates before, on, or after January 1, 2000 (including, without limitation, September 9, 1999, and February 29, 2000.

         (b) Section 2.1 of the Credit Agreement is deleted in its entirety, and the following is substituted therefor:

                  "2.1. The Commitment.

                  "(a) Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees, from time to time during the period from the date hereof to and including the Termination Date, to make Advances to the Company, provided the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed FORTY MILLION DOLLARS ($40,000,000.00) at any time after the date hereof. The obligation of the Lender to make Advances hereunder up to such limit is


--------------------------------------------------------------------------------
                  hereinafter referred to as the "Commitment." Within the Commitment, the Company may borrow, repay, and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations of the Company to the Lender.

                  "(b) Advances shall be used by the Company solely for the purpose of funding or purchasing and/or funding Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, Consumer Lot Loans, and Commercial Mortgage Loans, as specified in the Request for Advance, and none other, and shall be made at the request of the Company in the manner hereinafter provided in Section 2.2, against the pledge of such Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, Consumer Lot Loans, and Commercial Mortgage Loans, as the case may be, and such other collateral as is set forth in section 3.1 hereof as Collateral therefor. Advances shall also be subject to the following restrictions:

                           "(1) No Advance shall be made against a Residential Construction Loan, a Residential A&D Loan, an Aged Loan, a Consumer Construction Loan, or a Consumer Lot Loan that is not an Eligible Construction Loan.

                           "(2) No Advance shall be made against a Commercial Mortgage Loan that is not an Eligible Commercial Loan.

                           "(3) The aggregate amount of all Advances against Residential Construction Loans outstanding at any one time shall not exceed FORTY MILLION AND NO/100 DOLLARS ($40,000,000/00). The aggregate face amount of all Residential Construction Loans in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Eighty Million and No/100 Dollars ($80,000,000.00).

                           "(4) The aggregate amount of all Advances against Model Homes under all Residential Construction Loans outstanding at any one time shall not exceed Six Million and No/100 Dollars ($6,000,000.00). The aggregate face amount of all Residential Construction Loans for Model Homes in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Twelve Million and No/100 Dollars ($12,000,000.00).

                           "(5) The aggregate amount of all Advances against Speculative Homes under all Residential Construction Loans outstanding at any one time shall not exceed Sixteen Million and No/100 Dollars ($16,000 000.00). The aggregate face amount of all Residential Construction Loans for Speculative Homes in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Thirty-two Million and No/100 Dollars ($32,000,000.00).


--------------------------------------------------------------------------------

                           "(6) The aggregate amount of all Advances against Residential A&D Loans and Commercial Mortgage Loans outstanding at any one time shall not exceed Eight Million and No/100 Dollars ($8,000,000.00); provided, however, that in no event shall the aggregate amount of Advances outstanding against Commercial Mortgage Loans exceed Four Million Dollars ($4,000,000). The aggregate face amount of all Residential A&D Loans and Commercial Mortgage Loans in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Sixteen Million and No/100 Dollars ($16,000,000.00); provided, however, that in no event shall the aggregate face amount of all Commercial Mortgage Loans in respect of which an Advance has been made by lender exceed in the aggregate Eight Million Dollars ($8,000,000).

                           "(7) The aggregate amount of all Advances against Residential A&D Loans, Model Homes, and Speculative Homes outstanding at any one time shall not exceed Twenty Million and No/100 Dollars ($20,000,000.00). The aggregate face amount of all Residential A&D Loans in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Forty Million and No/100 Dollars ($40,000,000.00).

                           "(8) The aggregate amount of all Advances against Aged Loans (that are not Commercial Mortgage Loans) outstanding at any one time shall not exceed Six Million and No/100 Dollars ($6,000,000.00). The aggregate face amount of all Aged Loans (that are not Commercial Mortgage Loans) in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Twelve Million and No/100 Dollars ($12,000,000.00).

                           "(9) The aggregate amount of all Advances against Aged Loans (that are Commercial Mortgage Loans) outstanding at any one time shall not exceed One Million and No/100 Dollars ($1,000,000.00). The aggregate face amount of all Aged Loans (that are Commercial Mortgage Loans) in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Two Million and No/100 Dollars ($2,000,000.00).

                           "(10) The aggregate amount of all Advances against Consumer Construction Loans and Consumer Lot Loans outstanding at any one time shall not exceed Four Million and No/100 Dollars ($4,000,000.00). The aggregate face amount of all Consumer Construction Loans and Consumer Lot Loans in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Eight Million and No/100 Dollars ($8,000,000.00).


--------------------------------------------------------------------------------

                  "(c) No Advance shall exceed the following amounts applicable to the type of Collateral acquired with proceeds of the Advance, determined as of the date the Collateral is pledged to Lender:

                           "(1) with respect to Residential Construction Loans, no Advance shall exceed an amount equal to ninety percent (90%) of the amount of the Construction Loan Advance under such residential Construction Loan to be funded from the proceeds of the Advance.

                           "(2) with respect to any Residential A&D Loans that has a loan-to-value ratio equal to or less than 70% and a loan-to-cost ratio equal to or less than 90%, no Advance shall exceed an amount equal to ninety percent (90%) of the amount of the Construction Loan Advance under such Residential A&D Loan to be funded from the proceeds of the Advance.

                           "(3) with respect to Residential A&D Loans that exceed the ratios set forth in Section 2.1(c)(2) above, no Advance shall exceed an amount equal to eighty percent (80%) of the amount of the Construction Loan Advance under such Residential A&D Loan to be funded from the proceeds of the Advance.

                           "(4) with respect to Commercial Mortgage Loans, no Advance shall exceed an amount equal to 75% of the Loan Value of such Commercial Mortgage Loan.

                           "(5) with respect to Aged Loans that are not Commercial Mortgage Loans, no Advance shall exceed an amount equal to sixty-five percent (65%) of the principal amount outstanding of such Aged Loan prior to any principal reductions required and received by the Company from its borrower.

                           "(6) with respect to Aged Mortgage Loans that are Commercial Mortgage Loans, no Advance shall exceed an amount equal to sixty-five percent (65%) of the Loan Value of such Commercial Mortgage Loan, prior to any principal reductions required and received by the Company from its borrower.

                           "(7) with respect to Consumer Lot Loans, no Advance shall exceed an amount equal to eighty percent (80%) of the amount of the Advance made by the Company under such Consumer Lot Loan to be funded from the proceeds of the Advance.

                           "(8) with respect to Consumer Construction Loans, no Advance shall exceed an amount equal to ninety percent (90%) of the amount of the Advance made by the Company under such Consumer Construction Loan to be funded from the proceeds of the Advance.


--------------------------------------------------------------------------------

                           "(9) with respect to Aged Loans that are Acquired Loans and that have been included in Collateral for more than 450 days but less than 720 days, no Advance shall exceed an amount equal to 50% of the principal amount outstanding of such Aged Loan as of December 30, 1997.

         (c) Section 2.4(a)(3) is amended to read as follows:

                  "(3) The unpaid amount of each advance outstanding against an Aged Loan (that is not a Commercial Mortgage Loan) shall bear interest from the later to occur of the date such Aged Loan became an Aged Loan hereunder or the date of such Advance until paid in full at a rate of interest equal to the lesser of (a) the Maximum Rate, or (b) a floating rate of interest (the "Floating Rate") which is equal to 275 basis points (2.75%) per annum over the Monthly Average LIBOR Rate.

         (d) Section 2.4(a) is amended by the addition of the following subsections (5) and (6):

                  "(5) The unpaid amount of each Advance outstanding against a Commercial Mortgage Loan that is not an Aged Loan shall bear interest from the date of such Advance until paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest which is equal to 325 basis points (3.25%) per annum over the Monthly Average LIBOR Rate.

                  "(6) The unpaid amount of each Advance outstanding against an Aged Loan that is a Commercial Mortgage Loan shall bear interest from the date of such Advance until paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest which is equal to 375 basis points (3.75%) per annum over the Monthly Average LIBOR Rate."

         (e) Section 2.5(a) is deleted in its entirety, and the following is substituted therefor:

                  "(a) The outstanding unpaid principal amount of all Advances shall be payable in full upon June 14, 1999."

         (f) Section 2.5(c) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

         "2.5. Principal Payments.

                           (c) The Company shall be obligated to pay to the
                  Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to charge the Funding Account or any accounts of the Company in Lender's possession for the amount of any outstanding Advance against a specific Residential Construction


--------------------------------------------------------------------------------

                  Loan, Residential A&D Loan, Aged Loan, Consumer Construction Loan, Consumer Lot Loan, or Commercial Mortgage Loan, as the case may be, upon the earliest occurrence of any of the following events:

                           "(1) Any Residential Construction Loan that has been included in Collateral for more than three hundred sixty (360) days; except for any Residential Construction Loan that continued to be an Eligible Construction Loan at the end of such period and in such event shall automatically be deemed an Aged Loan;

                           "(2) Any Residential Construction Loan for Model Homes has been included in Collateral for more than six hundred thirty (630) days; except for any Residential Construction Loan for any Model Home that continues to be an Eligible Construction Loan at the end of such period and in such event shall automatically be deemed an Aged Loan;

                           (3) Any Residential A&D Loan has been included in Collateral for more than six hundred thirty (630) days; except for any such Residential A&D Loan that continues to be an Eligible Construction Loan at the end of such period and in such event shall automatically be deemed an Aged Loan;

                           (4) Any Consumer Construction Loan or Consumer Lot Loan has been included in Collateral for more than five hundred forty (540) days;

                           "(5) Any Commercial Mortgage Loan has been included in Collateral for more than the three hundred sixty-five (365) days; except for any Commercial Mortgage Loan that continues to be an Eligible Commercial Loan at the end of such period and in such event shall automatically be deemed an Aged Mortgage Loan;

                           "(6) Any Aged Loan has been included in Collateral (as an Aged Loan) for more than ninety (90) days, unless such Aged Loan is a Residential A&D Loan or a Residential Construction Loan for a Model Home, in which case such Aged Loan has been included in the Collateral (as an Aged Loan) for more than one hundred eighty (180) days;

                           "(7) Such Residential Construction Loan, Residential A&D Loan, Aged Loan, Consumer Construction Loan, Consumer Lot Loan, or Commercial Mortgage Loan, is not or ceases to be an Eligible Construction Loan or Eligible Commercial Loan;

                           "(8) Upon receipt by Company of payment by the Builder of such Residential Construction Loan, Residential A&D Loan or Aged Loan in full;


--------------------------------------------------------------------------------

                           "(9) Upon receipt by Company of payment by the Borrower of any such Consumer Construction Loan, Consumer Lot Loan, Commercial Mortgage Loan, or Aged Loan, in full;

                           "(10) Notwithstanding the foregoing, any Aged Loan that is an Acquired Loan may remain in the Collateral for a period greater than 450 days but no more than 720 days, subject to the provisions of Section 2.1(c)(7) hereof. All amounts advanced against such Aged Loans that are Acquired Loans shall be due and payable when such Aged Loans have been included in the Collateral for more than 720 days.

         (g) Section 2.9 is deleted in its entirety, and the following is substituted therefor:

                  "2.9 Commitment Fee. In consideration of Lender's agreement to make Advances available to Company under the Commitment and to extend the term of the Credit Agreement, subject to the terms of this Agreement, Company shall pay to Lender a commitment fee equal to $100,000 per annum, or $50,000 for six months (the "Commitment Fee"). The Commitment Fee shall be due in two
                  (2) equal quarterly installments of $25,000 each. The first installment of $25,000 shall be due and payable on the execution date hereof and a like installment of $25,000.00 shall be due and payable on April 1, 1999. The Commitment Fee shall be deemed fully earned and non-refundable upon the execution and delivery of this Agreement by the parties, notwithstanding the Commitment is never fully funded during the term of this Agreement.

         (h) Sections 3.1(a) is deleted in its entirety, and the following is substituted therefor:

                  "(a) All Residential Construction Loans and all Commercial Mortgage Loans and all Residential A&D Loans, including all Commercial Notes, Construction Notes, Construction Loan Agreements, Deeds of Trust, and all other Construction Loan Documents or Commercial Loan Documents, as applicable, evidencing and/or securing such Residential Construction Loans, Residential A&D Loans or Commercial Mortgage Loans in respect of which an Advance has been made by the Lender hereunder."

         (i) Section 3.2 is deleted in its entirety, and the following is substituted therefor:

                  "3.2 Right of Redemption from Pledge. So long as no Event of Default has occurred, the Company may redeem a Residential Construction Loan, Residential A&D Loan, Aged Loan, Consumer Construction Loan, Consumer Lot Loan or Commercial Mortgage Loan by notifying the Lender of its intention to redeem such Residential Construction Loan, Residential A&D Loan, Aged Loan, Consumer Loan, Consumer Lot Loan, or Commercial Mortgage Loan from pledge and by paying to Lender, for application to prepayment of the principal balance of the Note, an amount


--------------------------------------------------------------------------------
                  equal to the amount of all Advances outstanding with respect to or relating to such Residential Construction Loan, Residential A&D Loan, Aged Loan, Consumer Construction Loan, Consumer Lot Loan, or Commercial Mortgage Loan."

         (j) Sections 4.2(d), 5.13, 5.18, and 6.10 are deleted in their entirety, and the following are substituted therefor:

                  "4.2(d) Lender shall not be obligated to fund all or any portion of any Advance to be used to fund any Residential Construction Loan, Residential A&D Loan, Consumer Construction Loan, Consumer Lot Loan, or Commercial Mortgage Loan, unless such Residential Construction Loan, Residential A&D Loan, Consumer Construction Loan, or Consumer Lot Loan is an Eligible Construction Loan or such Commercial Mortgage Loan is an Eligible Commercial Loan."

                  "5.13 Direct Benefit From Loans. The Company has received, or, upon the execution and funding thereof, will receive (a) direct benefit from the making and execution of this Agreement and the other Loan Documents to which it is a party, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other Loan Documents to which it is a party. Contemporaneously with the disbursements of each Advance by the Lender to the Company, all such proceeds will be used to fund or purchase and/or fund Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, Consumer Lot Loans, or Commercial Mortgage Loans in accordance with the applicable Request for Advance and none other."

                  "5.18 Use of Proceeds; Business Loans. The Company will use the proceeds of the Advances made pursuant to the Commitment solely as follows, and for no other purpose: finance the funding of Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, Consumer Lot Loans, and Commercial Mortgage Loans. All loans evidenced by the Note are and shall be "business loans" as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business or commercial purposes and not primarily for personal, family, household or agricultural use, as such terms are used or defined in chapter 1D, Texas Credit Title, Regulation Z promulgated by the Board of Governors of the Federal Reserve System, and Titles I and V of the Consumer Credit Protection Act. The provisions of the Texas Credit Title which regulate revolving loans and revolving triparty accounts) shall not apply to this Agreement."

                  "6.10 Use of Proceeds of Advances. Use the proceeds of each Advance solely for the purpose of financing the origination, purchase, and/or funding of Residential Construction Loans, Residential A&D Loans, Aged Loans, Consumer Construction Loans, Consumer Lot Loans, and Commercial Mortgage Loans in accordance with the applicable Request for Advance, and none other.


--------------------------------------------------------------------------------

         (k) The Credit Agreement is amended by the addition of the following Sections 5.23 and 6.12:

                  "5.23 Year 2000 Review. Borrower represents and warrants to the Lender that (a) it and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware, and firmware systems and equipment containing embedded microchips owned or operated by or for Borrower and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of Borrower and its Subsidiaries interface) and (b) the costs to Borrower and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to Borrower or any of its subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others), are not reasonably expected to result in a Default or Event of Default or to have a material adverse effect on the business, assets, operations, prospects, or condition (financial or otherwise) of Borrower or its Subsidiaries.

                  "6.12 Year 2000 Compliance. Borrower covenants and agrees with Lender that it shall take all necessary action to complete in all material respects by September 30, 1999, the reprogramming of computer software, hardware, and firmware systems used or relied upon in the conduct of its business (including systems and equipment supplied by others or with which such systems of Borrower interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and testing of such systems and equipment, as so reprogrammed. At the request of the Lender, Borrower shall provide to the Lender reasonable assurance of its compliance with the preceding sentence."

         (l) Section 7.4 is deleted in its entirety, and the following is substituted therefor:

                           "7.4 Minimum Tangible Net Worth. Permit Minimum Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) to be less than SIX MILLION AND NO/100 DOLLARS ($6,000,000.00), computed as of the end of each calendar month.

         (m) The promissory note ("Credit Note") dated as of December 15, 1998, in the original principal amount of $40,000,000, executed by Borrower and payable to the order of Lender, is given to Lender in replacement of that certain promissory note dated as of December 31, 1997, in the original principal amount of $75,000,000, executed by Borrower and payable to the order of Lender (the "Original Note"), and not in novation or discharge thereof. The definition of the term "Note" in the Credit Agreement is hereby amended to mean the Credit


--------------------------------------------------------------------------------

         Note and all renewals, extensions, modifications, increases, rearrangements, and replacements thereof.

         Section 3. Representations. The Company represents and warrants that all of the representations and warranties contained in the Credit Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.

         Section 4. Continued Force and Effect. Except as specifically amended herein, all of the terms and conditions of the Credit Agreement and all other Loan Documents are and remain in full force and effect in accordance with their respective terms. All of the terms used herein have the same meanings as set out in the Credit Agreement, unless amended hereby or unless the context clearly requires otherwise. References in the Credit Agreement to the "Agreement," the "Loan Agreement," "hereof," "herein" and words of similar import shall be deemed to be references to the Credit Agreement as amended hereby. Any reference in the other Loan Documents to the "Agreement," the "Line of Credit Agreement," "Warehouse Agreement," or the "Loan Agreement" shall be deemed to be references to the Credit Agreement as amended through the date hereof. Any references in the Credit Agreement or any of the Loan Documents to the Note or the Credit Note shall be deemed to be references to the Credit Note.

          Section 5. Guarantor. NAB Asset Corporation joins in the execution of this Amendment for, among other things, the purpose of ratifying its Guaranty dated December 30, 1997 (the "Guaranty"), which guarantees the payment of the indebtedness evidenced by the Credit Agreement and the Credit Note. GUARANTOR
(I) CONSENTS TO THE TERMS OF THIS AMENDMENT, (II) RATIFIES AND CONFIRMS THE GUARANTY, WHICH IS IN FULL FORCE AND EFFECT IN ACCORDANCE WITH ITS TERMS, AND
(III) ACKNOWLEDGES THAT THE GUARANTY IS NOT SUBJECT TO ANY CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS OF ANY NATURE WHATSOEVER.

         Section 6. Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of the Company, Guarantor, or any third party to Lender, as evidenced by the Loan Documents. The Company and Guarantor hereby acknowledge, agree, and represent that (i) the Company is indebted to Lender pursuant to the terms of the Credit Note; (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, first, prior, valid and subsisting liens, security interests and assignments against the Collateral and secure all indebtedness and obligations of the Company to Lender under the Credit Note, the Credit Agreement, and all other Loan Documents, as modified herein; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, and the other obligations created or evidenced by the Loan Documents; (iv) neither the Company nor the Guarantor has any claims, offsets, defenses or counterclaims arising from any of the Lender's acts or omissions with respect to the Loan Documents, or the Lender's performance under the Loan Documents; (v) the representations and warranties contained in the Loan Documents are true and correct representations and warranties of the Company, as of the date hereof; (vi) the Company promises to pay to the order of Lender the indebtedness evidenced by the Credit Note according to


--------------------------------------------------------------------------------
the terms thereof; and (vii) the Company is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by the Company of the Company's obligations under the terms and provisions of the Loan Documents. In consideration of the modification of certain provisions of the Loan Documents, all as herein provided, and the other benefits received by the Company hereunder, the Company and Guarantor hereby RELEASE, RELINQUISH and forever DISCHARGE Lender, its predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the "Lender Released Parties"), of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which the Company has, or may have against Lender Released Parties, arising out of or with respect to any and all transactions relating to the Credit Agreement, the Credit Note, the Original Note, the Guaranty, and the other Loan Documents occurring prior to the date hereof, including any other loss, expense and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of the Lender Released Parties, and including any loss, cost or damage in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of competence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influence and Corrupt Organizations Act, intentional or negligent infliction of emotional or mental distress, tortious interference with corporate governments or prospective business advantage, tortious interference with contractual relations, breach of contract, deceptive trade practices, libel, slander, conspiracy, the charging, contracting for, taking, reserving, collecting or receiving of interest in excess of the highest lawful rate applicable to the Loan Documents (i.e., usury), any violations of federal or state law, any violations of federal or state banking rules, laws or regulations, including, but not limited to, any violations of Regulation B, Equal Credit Opportunity, bank tying act claims, any violation of the Texas Free Enterprise Antitrust Act or any violation of federal antitrust acts.

         Section 7. Severability. In the event any one or more provisions contained in the Credit Agreement, this Amendment, or any of the Loan Documents should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

         Section 8. Expenses. The Company agrees to pay all out-of-pocket costs and expenses (including reasonable fees and expenses of legal counsel) of Lender in connection with the preparation, operation, administration and enforcement of this Amendment.

         Section 9. Acknowledgment. Except as amended hereby, the Company and Guarantor ratify and confirm that the Loan Documents are and remain in full force and effect in accordance with their respective terms and that all Collateral is unimpaired by this Amendment and secures the payment and performance of all indebtedness and obligations of the Company under the Credit Note, the Credit Agreement, and all other Loan Documents, as modified hereby. The undersigned


--------------------------------------------------------------------------------
officer of the Company executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of the Company. The undersigned officer of the Company represents and warrants that his execution and delivery of this Amendment has been duly authorized, and that the resolutions and affidavits previously delivered to Lender, in connection with the execution and delivery of the Credit Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anywise.

         Section 10. No Waiver. The Company and Guarantor agree that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Lender, and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

         Section 11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, by federal law.

         Section 12. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         SECTION 13. NO ORAL AGREEMENTS. THIS WRITTEN AMENDMENT, THE CREDIT AGREEMENT, THE CREDIT NOTE, THE GUARANTY, AND THE OTHER LOAN DOCUMENTS, ALL AS MODIFIED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED and effective as of the dates first written above.

COMPANY:                                     GUARANTOR:
--------                                     ----------

CONSTRUCTION PORTFOLIO
FUNDING, INC.,                               NAB ASSET CORPORATION,
a Texas corporation                          a Texas corporation


                                             By: /s/ Alan Ferree
By: /s/ James R. Reynolds                    Name: Alan Ferree
Name: James R. Reynolds                      Title: Senior Vice-President
Title: President


                                             LENDER:

                                             BANK UNITED,
                                             a federal savings bank


                                             By: /s/ Deborah A. Bourque
                                             Name: Deborah A. Bourque
                                             Title: Regional Director


--------------------------------------------------------------------------------